The Life in a Day

Equity LifeStyle Properties | 2011



REIT Industry Same Store NOI Growth



10.0%
9.5%
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
-2.0%
-2.5%
-3.0%
-3.5%
3Q98 4Q98 1Q99 2Q99 3Q99 4Q99 1Q00 2Q00 3Q00 4Q00 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11
ELS
ELS Average 3.8%
REIT Industry
Industry Average 2.3%

Source: Citi Investment Research March 2012

Dear Readers,

If there's one constant in this world it is that everything changes. How we adapt to change is what makes all the difference.

A principal goal of ours is to generate long-term annuity-like cash flow streams. We do this by investing in high quality properties featuring resort-style amenities in sought-after markets - markets where our target demographic is seeking to be. We focus on creating long-term relationships with our customers. Combined, that provides us with the steady, growing revenue stream characterizing our historical performance.

But in these changing times, the needs of our customers are changing. So we adapt. Combined, the strength of our robust operating platform and our core business, our seasoned management teams, and the efficiencies with which we use our resources and capital, create the right mix to allow adaptability.

On the MH side, as the economy continues to fluctuate, our customers' needs have changed. Just a few years ago, the average sale price of a home in our manufactured home communities averaged $100,000. As the housing market turned, our customers looked for a lower cost option so we sought to create affordable new home options for them. We also saw our customers' ability and willingness to buy homes were changing so we adapted by increasing our home rental options within that market.

And, with the completion of our acquisition of 75 Hometown America properties in late 2011, we increased our manufactured home community presence in two of our strongest performing markets: the Northeast and Florida. The acquisition itself was an example of our adaptability. In late May we announced our intent to purchase these properties and by early July had completed closing on the first 35. By early December, the transaction was complete and full integration of these properties into our portfolio had begun in earnest.

With proven success in our annual stay programs at our Encore RV Resorts, we chose to adapt the Thousand Trails structure to include similar options. The result has been positive RV revenue growth year after year since our entry into the RV business in 2004. Additionally, changes were made to the Thousand Trails membership structure, moving away from high cost memberships. We created a variety of low cost membership products offering our RVers and campers more choices to enjoy the lifestyle.

With all the change, our philosophy to provide our customers products that meet their needs, fulfill their lifestyle desires and engender long term relationships has never wavered, nor has our objective to deliver long term stable cash flow for our shareholders.

We provide the framework in which our customers can picture their lifestyle. A framework that stands on stability and consistency as the world around it changes.

Please enjoy the stories and photos within this book, providing you a glimpse into the gallery that is Equity LifeStyle Properties.

Samuel Zell
Chairman of the Board

Thomas P. Heneghan
CEO



This place is home.

- Elaine S.




Sprinter

He makes his home where living is best.



Special people in our life sometimes can become our family, it doesn't mean they have to be blood related.




Thousand Trails

I love camping
because it's peaceful.
Most of all, my wife
and two children are
there to share it all.

-Joe A.





As we were driving out of the preserve, I saw a doe who had just given birth and we watched the baby taking its first steps! What a miracle! There is nothing more beautiful than nature! - Allan K.



To me a lush carpet
of pine needles or
spongy grass
is more welcoming
than the most
luxurious Persian rug.


A journey is best measured in friends,
rather than miles.

Finding my old
friends and
making new
ones.
- Debbie M.







All the beautiful places you will see like the coastlines, the forests, the mountains, the beaches...




There are many wonderful things that will never be done if you do not do them.


The quality of life is determined by its activities.

They offer so much here we just don't have time to do it all.

- Lettie F.




16

The People and Places of Equity LifeStyle Properties


STINGRAY

Lake Gaston
Littleton, North Carolina
Southeast



Colony Cove
Ellenton, Florida
Southeast


Colony Cove
Ellenton, Florida
Southeast



Goose Creek
Newport, North Carolina
Southeast



Goose Creek
Newport, North Carolina
Southeast



Bay Indies
Venice, Florida
Southeast


Bay Indies
Venice, Florida
Southeast



Hidden Cove at Lake Conroe
Willis, Texas
Southeast



Forest Lake
Advance, North Carolina
Southeast



Silver Dollar Golf & Trap Resort
Odessa, Florida
Southeast



Silver Dollar Golf & Trap Resort
Odessa, Florida
Southeast



Voyager RV Resort
Tucson, Arizona
Southwest



De Anza Santa Cruz
Santa Cruz, California
Southwest


Wilderness Lakes
Menifee, California
Southwest


Casa del Sol Resort East
Glendale, Arizona
Southwest



TIOGA

San Francisco RV
Pacifica, California
Southwest


Pacific Dunes
Oceano, California
Southwest



Rancho Oso
Santa Barbara, California
Southwest


Mountain View
Henderson, Nevada
Southwest



Sturbridge
Sturbridge, Massachusetts
Northeast



Twin Mills
Howe, Indiana
Northeast



Pine Ridge at Crestwood
Whiting, New Jersey
Northeast


Hershey
Lebanon, Pennsylvania
Northeast



Willow Lake Estates
Elgin, Illinois
Northeast



Indian Lakes
Batesville, Indiana
Northeast


LAKESIDE
COTTAGE
Falcon Wood Village
Eugene, Oregon
Northwest



Leavenworth
Leavenworth, Washington
Northwest


Tall Chief RV Resort
Fall City, Washington
Northwest


Paradise
Silver Creek, Washington
Northwest



Kloshe Illahee
Federal Way, Washington
Northwest


Bend/Sunriver
Bend, Oregon
Northwest



Mt. Hood Village
Welches, Oregon
Northwest

Many of the photographs depicted within The Life in a Day 2011 were taken by our customers as they enjoyed their own Life in a Day. They shared their photos with us and we are pleased to share them with you!

Photo credit:

Sunshine Key, *Karen Lueck* • Lake of the Springs, *Christian Malfilatre*
Lake of the Springs, *Carmen del Castillo*
Oakzanita, *Chris Groll* • Medina Lake, *Allan Kaplan* • Leavenworth, *Dawn Ward*
Palm Springs, *Susan Rasmussen* • Orlando, *Sue Vandercook*
Near Yosemite Lake, *Lynne Jett* • Pacific City, *Linda Martin*
Near Seaside, *Alan Andrews* • Leavenworth, *Wayne Heath*
Paradise and Bend/Sunriver, *Jan Eklof*
Rancho Oso, *Jan Tozier* • Wilderness Lakes, *Cy Belarmino*
Hershey, *Samantha Janoszek*


Equity LifeStyle Properties, Inc.
Two North Riverside Plaza, Chicago, Illinois 60606
Phone 800.247.5279 | www.equitylifestyle.com